UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

CAPE COASTAL TRADING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50995	52-2372260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

122 Ocean Park Blvd., Suite 307
Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

(310) 396-1691
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

This amendment is being filed to correct the description set forth under this item in the registrant’s Current Report on Form 8-K filed on December 21, 2005. The description set forth under Item 3.03 in the previously filed Current Report on Form 8-K is deleted in its entirety and replaced with the following text:

“The information set forth above under “Item 1.01. Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Immediately prior to the Reincorporation, on December 15, 2005, CCTR-NY effected a reverse stock split, which was approved by its shareholders on November 11, 2005 at a special meeting (the “Reverse Split”). A Certificate of Amendment to CCTR-NY’s Certificate of Incorporation was filed with the Secretary of State of the State of New York to effect the Reverse Split. In the Reverse Split, each outstanding share of CCTR-NY common stock was converted into 0.6 shares of common stock. The Reverse Split reduced the number of outstanding shares of CCTR-NY common stock from 2,300,375 to 1,380,225. The Reverse Split will affect all of CCTR-NY’s shareholders uniformly and will not affect any shareholder’s percentage ownership or proportionate voting power.

A new trading symbol was issued by the NASDAQ as of December 15, 2005, “CCSR.OB.””

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE COASTAL TRADING CORPORATION

By:	/s/ Geoffrey Alison
Name: Geoffrey Alison
Title: President

Dated: December 21, 2005